As filed with the Securities and Exchange Commission on April 10, 2018

Registration No. 333-223845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	82-3434680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

c/o HighPeak Pure Acquisition, LLC

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

(817) 850-9203

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack D. Hightower

Chief Executive Officer

Pure Acquisition Corp.

c/o HighPeak Pure Acquisition, LLC

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

(817) 850-9203

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joe Dannenmaier, Esq. Amy Curtis, Esq. Thompson & Knight LLP One Arts Plaza 1722 Routh Street, Suite 1500 Dallas, Texas 75201 Telephone: (214) 969-1700 Facsimile: (214) 969-1751	Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, NY 10166 Telephone: (212) 801-9200 Facsimile: (212) 801-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures to the registration statement.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.* *

1.2	Form of Business Combination Marketing Agreement between the Registrant, Oppenheimer & Co. Inc., and EarlyBirdCapital, Inc.* *

3.1	Amended and Restated Certificate of Incorporation. *

3.2	Form of Second Amended and Restated Certificate of Incorporation.* *

3.3	By-laws. *

4.1	Specimen Unit Certificate. *

4.2	Specimen Class A Common Stock Certificate. *

4.3	Specimen Warrant Certificate. *

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

5.1	Opinion of Thompson & Knight LLP.* *

10.1	Form of Letter Agreement from each of the Registrant’s sponsor, officers and directors. *

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and HighPeak Pure Acquisition, LLC *

10.4	Promissory Note issued to HighPeak Pure Acquisition, LLC **

10.5	Securities Purchase Agreement between the Registrant and HighPeak Pure Acquisition, LLC **

10.6	Form of Registration Rights Agreement among the Registrant and HighPeak Pure Acquisition, LLC *

10.7	Form of Private Placement Warrant Agreement. *

10.8	Form of Administrative Services Agreement. *

10.9	Form of Forward Purchase Agreement *

10.10	Form of Indemnity Agreement *

10.11	Form of Escrow Agreement among HighPeak Pure Acquisition, LLC and Continental Stock Transfer & Trust Company.**

14	Code of Ethics.*

23.1	Consent of WithumSmith+Brown, PC.*

23.2	Consent of Thompson & Knight LLP (included in Exhibit 5.1).**

24	Power of Attorney (included on signature page of the Registration Statement).*

99.1	Consent of Sylvia K. Barnes*

99.2	Consent of M. Gregory Colvin*

99.3	Consent of Jared S. Sturdivant*

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on the 10th day of April, 2018.

PURE ACQUISITION CORP.

By:	/s/ JACK HIGHTOWER
Name:	Jack Hightower
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ JACK HIGHTOWER	Chief Executive Officer and Director	April 10, 2018
Jack Hightower	(Principal Executive Officer)

/S/ STEVEN W. THOLEN	Chief Financial Officer	April 10, 2018
Steven W. Tholen	(Principal Financial and Accounting Officer)

/S/ RODNEY L. WOODARD	Chief Operating Officer and Director	April 10, 2018
Rodney L. Woodard